Exhibit 99.3
BLOCK LISTING SIX MONTHLY RETURN

Name of applicant:		Ferguson plc
Name of scheme:		Ferguson Group International Sharesave Plan 2011
Period of return:	From:	May 1, 2022	To:	October 31, 2022
Balance of unallotted securities under scheme(s) from previous return:		181,430 ordinary 10p shares
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		181,430 ordinary 10p shares

Enquiries:

Graham Middlemiss, Company Secretary
Tel: +44 (0) 118 927 3800

November 1, 2022